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                                                                    Exhibit 99.2

        INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES PRIVATE PLACEMENT

Contact:    Karen C. Keenan
            (617) 330-6001
            kckeenan@ibtco.com

BOSTON, MA, March 22, 1999 - Investors Financial Services Corp. (Nasdaq: IFIN) today announced that it has agreed to sell 900,000 shares of its Common Stock, at a price of $29.00 per share, in a private placement to one investor. The Company expects to close the private placement on or about March 26, 1999, subject to the satisfaction of customary closing conditions.

      The offer and sale of these shares was exempt from registration under the Securities Act of 1933 as amended (the "Securities Act"), pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act in reliance upon certain information available to the Company as of March 19, 1999, including certain representations and warranties of the purchaser of the shares, Oakmont Corporation, an "accredited investor" as such term is defined in Rule 501(b)(3) of Regulation D under the Securities Act. The Company has agreed to file a registration statement for the resale of all 900,000 shares upon closing of the private placement.

      Investors Financial Services Corp. provides asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company(R) and Investors Capital Services, Inc. The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. Visit Investors Financial on the web at http://www.ibtco.com.